EXHIBIT 23.1

[LOGO OF PRICEWATERHOUSE COOPERS LLP]

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 24, 2003, except for Note 13, as to which the date is March 27, 2003 relating to the financial statements, which appears in Seattle Genetics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Seattle, Washington

December 17, 2003